Exhibit 99.1

IDEXX Announces Fourth Quarter and Full Year Results

  Achieves fourth quarter revenue growth of 9% reported and 8% organic, driven by CAG Diagnostics recurring revenue growth of 11% reported and 10% organic
  Solid growth supported by continued benefits from IDEXX execution drivers, including 11% year-over-year expansion of IDEXX's global premium instrument installed base
  Delivers fourth quarter EPS of $2.32, an increase of 13% as reported and 17% on a comparable basis
  Provides initial outlook for 2024 revenue of $3,930 million - $4,040 million, reflecting growth of 7.5% - 10.5% reported and 7% - 10% organic, supported by CAG Diagnostics recurring revenue growth of 7.5% - 10.5% as reported and on an organic basis
  Estimates 2024 EPS of $10.84 - $11.33, an increase of 8% - 13% as reported and on a comparable basis, including a ~2% negative EPS growth impact from 2023 customer contract resolution

WESTBROOK, Maine--(BUSINESS WIRE)--February 5, 2024--IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced fourth quarter and full year results.

Fourth Quarter and Full Year Results

The Company reports revenues of $902 million for the fourth quarter of 2023, an increase of 9% compared to the prior year period on a reported basis and 8% on an organic basis driven by Companion Animal Group ("CAG") growth of 10% reported and 9% organic. CAG Diagnostics recurring revenue gains of 11% reported and 10% organic in the quarter were supported by continued benefits from IDEXX execution drivers including high quality placements of CAG Diagnostics capital instruments across regions, high customer retention, new business gains, and net price realization. CAG revenue gains also reflect double-digit veterinary software, services and diagnostic imaging systems recurring revenue growth as reported and organically, supported by strong software solution placement growth and a continued shift to cloud-based products.

Earnings per diluted share (“EPS”) were $2.32 for the fourth quarter, an increase of 13% as reported and 17% on a comparable basis. Results reflect operating margin contraction of 10 basis points as reported and expansion of 60 basis points on a comparable basis. Fourth quarter EPS included $0.04 per share negative impact from currency changes and $0.02 per share in tax benefits from share-based compensation. Fourth quarter EPS also benefit by $0.10 per share from the release of tax valuation allowances in certain jurisdictions which lowered the full year effective tax rate by approximately 100 basis points.

Revenue for the full year of $3,661 million increased 9% as reported and organically, driven by 10% reported and 10.5% organic growth in CAG Diagnostics recurring revenue.

“Outstanding execution by IDEXX's commercial and operations teams supported delivery of strong organic revenue growth and financial results for the Company in 2023. We're excited about our sustained business momentum, supported by partnerships with our customers, that will be further enabled by key innovations we are advancing across our instrument platforms, test menu and software offerings. This includes the launch of our new revolutionary slide-free cellular analyzer, IDEXX inVue Dx™ targeted for late 2024," said Jay Mazelsky, President and Chief Executive Officer. "Our performance and progress demonstrate that customers of all types appreciate the purpose-built solutions that we provide and utilize these tools and services to deliver increased standards of care while realizing critical efficiency gains."

For the full year 2023, EPS of $10.06 increased 25% on a reported basis and 29% on a comparable basis, including a ~12% EPS growth benefit related to $80 million of discrete in-license of technology in 2022 and a $16 million customer contract resolution in 2023. EPS results reflect operating margin expansion of 330 basis points as reported and 390 basis points on a comparable basis, including a ~280 basis point benefit from the discrete in-license of technology and customer contract resolution. EPS results include a $0.24 negative impact from currency changes and $0.16 in tax benefits from share-based compensation.

The Company's 2024 revenue guidance range reflects full year growth of 7.5% - 10.5% as reported and 7% - 10% on an organic basis, supported by 7.5% - 10.5% reported and organic CAG Diagnostics recurring revenue growth. The guidance range for global CAG Diagnostics recurring revenue growth reflects goals for sustained benefits from execution drivers, supporting continued solid volume gains, and an estimated 5% full year benefit from net price improvement. 2024 EPS guidance of $10.84 - $11.33 reflects expectations for solid organic revenue gains and a targeted 20 - 70 basis points of reported operating margin improvement net of a ~40 basis point negative impact from lapping the 2023 customer contract resolution.

Fourth Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 10% reported revenue growth for the fourth quarter. CAG Diagnostics organic recurring revenue growth of 10% reflects solid gains across IDEXX's major modalities globally, supported by growth in clinical service demand and expanded utilization of diagnostic products and services.

Additional U.S. companion animal practice key metrics are available in the Q4 2023 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Strong global growth was achieved across IDEXX's testing modalities.

  IDEXX VetLab® consumables generated 14% reported and 13% organic revenue growth reflecting double-digit gains across U.S. and International regions, supported by global premium instrument installed base growth, high customer retention levels and net price gains.
  Reference laboratory diagnostic and consulting services generated 8% reported and 7% organic revenue growth, reflecting high single-digit growth in the U.S. and sustained solid organic revenue growth in International regions.
  Rapid assay products generated 9% revenue growth as reported and organically, reflecting continued solid volume gains in the U.S. and benefits from net price increases.

Veterinary software, services and diagnostic imaging systems revenue growth increased 6% as reported and organically compared to strong prior year performance levels, supported by double-digit growth in recurring revenues and strong interest in cloud-based veterinary software solutions.

Water

Water achieved revenue growth of 6% on a reported basis and 5% on an organic basis, reflecting benefits from net price improvement and solid gains in the U.S. and Europe, moderated by lower revenues in China and year-end order timing.

Livestock, Poultry and Dairy (“LPD”)

LPD revenue declined 2% on a reported basis and 4% on an organic basis as solid core product growth in the U.S. and Europe was offset by declines in herd health screening and China revenues.

Gross Profit and Operating Profit

Gross profits increased 9%. Gross margins of 58.4% contracted 20 basis points compared to prior year on a reported basis and expanded 50 basis points on a comparable basis. Gross margin results reflect benefits from net price improvement which offset inflationary cost impacts, favorable business mix benefits from strong consumable growth, and higher software service gross margins.

Operating margin was 27.2% in the quarter, 10 basis points lower than the prior year period results on a reported basis and 60 basis points higher on a comparable basis. Operating expenses grew 9% as reported and 7% on a comparable basis. Operating expense growth reflects increased investments in commercial resources and R&D project spend.

2024 Growth and Financial Performance Outlook

The following table provides the Company's initial estimates for annual key financial metrics in 2024:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2024

Revenue	$3,930	-	$4,040
Reported growth	7.5%	-	10.5%
Organic growth	7%	-	10%
CAG Diagnostics Recurring Revenue Growth
Reported growth	7.5%	-	10.5%
Organic growth	7.5%	-	10.5%
Operating Margin	30.2%	-	30.7%
Reported operating margin expansion	20	-	70 bps
Comparable operating margin expansion	20	-	70 bps
Negative impact of 2023 customer contract resolution payment	~ 40 bps
EPS	$10.84	-	$11.33
Reported growth	8%	-	13%
Comparable growth	8%	-	13%
Negative impact of 2023 customer contract resolution payment	~ 2%
Other Key Metrics
Net interest expense	~ $27
Share-based compensation tax benefit	~ $8
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	~ 22%
Share-based compensation EPS impact	~ $0.10
Reduction in average shares outstanding	0.5%	-	1%
Operating Cash Flow	110% - 115% of net income
Free Cash Flow	90% - 95% of net income
Capital Expenditures	~ $180 million

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2024.

Estimated Foreign Currency Exchange Rate Impacts	2024

Revenue growth rate impact	~ 0%
CAG Diagnostics recurring revenue growth rate impact	~ 0%
Operating margin growth impact	~ 0 bps
EPS impact	~ $0.02
EPS growth impact	~ 0%

Go-forward Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.08
British pound	$1.25
Canadian dollar	$0.74
Australian dollar	$0.66
Relative to the U.S. dollar
Japanese yen	¥147
Chinese renminbi	¥7.23
Brazilian real	R$4.95

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (Eastern) to discuss its 2023 fourth quarter and full year financial results and management’s outlook. To participate in the conference call, dial 1-800-776-0420 or 1-773-377-9037 and reference access code 764284. Individuals can access a live webcast of the conference call on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs nearly 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including forward-looking statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included under "2024 Growth and Financial Performance Outlook" and elsewhere in this earnings release and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial and business performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; and expectations for net price improvement. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted fourth quarter 2023 results as follows: decreased gross profit growth by 0.2%, decreased gross margin growth by 70 basis points, increased operating expense growth by 1.3%, decreased operating profit margin growth by 70 basis points, and decreased EPS growth by 1.9%. Estimated currency changes impacted full year 2023 results as follows: decreased gross profit growth by 1.3%, decreased gross margin growth by 60 basis points, was immaterial to operating expense growth, decreased operating profit margin growth by 60 basis points, and decreased EPS growth by 3.0%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and year ended December 31, 2023 and refer to the 2024 Growth and Financial Performance Outlook section of this press release for estimated foreign currency exchange rate impacts on 2024 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and twelve months ended December 31, 2023. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to increase projected full year 2024 revenue growth by 50 basis points.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Change	December 31,	December 31,	Change
Dollar amounts in thousands	2023	2022		2023	2022
Gross Profit (as reported)	$526,167	$484,927	9%	$2,189,970	$2,004,338	9%
Gross margin	58.4%	58.5%	(20) bps	59.8%	59.5%	30 bps
Less: comparability adjustments
Change from currency	(1,062)	—		(25,887)	—
Comparable gross profit growth	$527,229	$484,927	9%	$2,215,857	$2,004,338	11%
Comparable gross margin and gross margin gain (or growth)	59.1%	58.5%	50 bps	60.5%	59.5%	90 bps

Operating expenses (as reported)	$280,865	$258,400	9%	$1,092,842	$1,105,573	(1)%
Less: comparability adjustments
Change from currency	3,440	—		(507)	—
Comparable operating expense growth	277,425	258,400	7%	1,093,349	1,105,573	(1)%

Income from operations (as reported)	$245,302	$226,527	8%	$1,097,128	$898,765	22%
Operating margin	27.2%	27.3%	(10) bps	30.0%	26.7%	330 bps
Less: comparability adjustments
Change from currency	(4,501)	—		(25,380)	—
Comparable operating profit growth	$249,803	$226,527	10%	$1,122,508	$898,765	25%
Comparable operating margin and operating margin gain (or growth)	28.0%	27.3%	60 bps	30.6%	26.7%	390 bps
Amounts presented may not recalculate due to rounding.

Projected 2024 comparable operating margin expansion outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects the projected full year 2024 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 0 basis points.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2024 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Growth	December 31,	December 31,	Growth
	2023	2022		2023	2022
Earnings per share (diluted)	$2.32	$2.05	13%	$10.06	$8.03	25%
Less: comparability adjustments
Share-based compensation activity	0.02	0.05		0.16	0.15
Change from currency	(0.04)	—		(0.24)	—
Comparable EPS growth	2.34	2.00	17%	10.14	7.88	29%
Amounts presented may not recalculate due to rounding.

Projected 2024 comparable EPS growth outlined in the 2024 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2023 reported EPS adjusted for positive share-based compensation activity of $0.16 for full year 2023; and (ii) projected full year 2024 reported EPS adjusted for estimated positive share-based compensation activity of $0.10 and estimated positive year-over-year foreign currency exchange rate change impact of $0.02.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2024 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the years ended December 31, 2023 and 2022. To estimate projected 2024 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of ~ $180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate the free cash flow conversion for the twelve months ended December 31, 2023, we have deducted purchases of property and equipment of approximately $134 million from net cash provided from operating activities of approximately $907 million, divided by net income of approximately $845 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

After-Tax Return on Invested Capital, Excluding Cash and Investments (“ROIC”) - After-Tax Return on Invested Capital, Excluding Cash and Investments, is a non-GAAP financial measure. After-tax return on invested capital, excluding cash and investments, represents our after-tax income from operations, divided by our average invested capital, excluding cash and investments, using beginning and ending balance sheet values. Management believes that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital. ROIC, after-tax income from operations and average invested capital, excluding cash and investments, are not measures of financial performance under GAAP and should be considered in addition to, and not as replacements of or superior measures to, return on assets, net income, total assets or other financial measures reported in accordance with GAAP. See the supplementary table below for reconciliation of this non-GAAP financial measure.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2023	2022	2023	2022
Revenue:	Revenue	$901,601	$828,568	$3,660,953	$3,367,324
Expenses and Income:	Cost of revenue	375,434	343,641	1,470,983	1,362,986
	Gross profit	526,167	484,927	2,189,970	2,004,338
	Sales and marketing	142,032	131,935	566,066	524,505
	General and administrative	87,021	83,047	335,825	326,248
	Research and development	51,812	43,418	190,951	254,820
	Income from operations	245,302	226,527	1,097,128	898,765
	Interest expense, net	(5,634)	(13,312)	(35,952)	(38,793)
	Income before provision for income taxes	239,668	213,215	1,061,176	859,972
	Provision for income taxes	45,147	41,008	216,134	180,883
Net Income:	Net income attributable to stockholders	$194,521	$172,207	$845,042	$679,089
	Earnings per share: Basic	$2.34	$2.08	$10.17	$8.12
	Earnings per share: Diluted	$2.32	$2.05	$10.06	$8.03
	Shares outstanding: Basic	83,088	82,934	83,066	83,623
	Shares outstanding: Diluted	83,933	83,815	83,978	84,600
IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2023	2022	2023	2022
Operating Ratios	Gross profit	58.4%	58.5%	59.8%	59.5%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.4%	25.9%	24.6%	25.3%
	Research and development expense	5.7%	5.2%	5.2%	7.6%
	Income from operations [1]	27.2%	27.3%	30.0%	26.7%

[1] Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2023	Revenue	2022	Revenue
Revenue:	CAG	$821,265		$748,532
	Water	41,787		39,314
	LPD	32,793		33,396
	Other	5,756		7,326
	Total	$901,601		$828,568

Gross Profit:	CAG	$478,669	58.3%	$434,890	58.1%
	Water	27,380	65.5%	27,357	69.6%
	LPD	18,465	56.3%	18,996	56.9%
	Other	1,653	28.7%	3,684	50.3%
	Total	$526,167	58.4%	$484,927	58.5%

Income from Operations:	CAG	$222,123	27.0%	$199,844	26.7%
	Water	17,221	41.2%	18,021	45.8%
	LPD	4,311	13.1%	5,362	16.1%
	Other	1,647	28.6%	3,300	45.0%
	Total	$245,302	27.2%	$226,527	27.3%
		Twelve Months Ended		Twelve Months Ended
		December 31,	Percent of	December 31,	Percent of
		2023	Revenue	2022	Revenue
Revenue:	CAG	$3,352,356		$3,058,793
	Water	168,149		155,720
	LPD	121,659		122,607
	Other	18,789		30,204
	Total	$3,660,953		$3,367,324

Gross Profit:	CAG	$2,002,426	59.7%	$1,806,577	59.1%
	Water	116,001	69.0%	109,859	70.5%
	LPD	65,440	53.8%	73,001	59.5%
	Other	6,103	32.5%	14,901	49.3%
	Total	$2,189,970	59.8%	$2,004,338	59.5%

Income from Operations:	CAG	$1,012,740	30.2%	$800,949	26.2%
	Water	74,340	44.2%	72,519	46.6%
	LPD	9,975	8.2%	19,809	16.2%
	Other	73	0.4%	5,488	18.2%
	Total	$1,097,128	30.0%	$898,765	26.7%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2023	2022	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$821,265	$748,532	$72,733	9.7%	0.9%	—	8.8%
United States	549,755	510,072	39,683	7.8%	—	—	7.8%
International	271,510	238,460	33,050	13.9%	2.9%	—	10.9%
Water	$41,787	$39,314	$2,473	6.3%	1.2%	—	5.1%
United States	19,906	18,571	1,335	7.2%	—	—	7.2%
International	21,881	20,743	1,138	5.5%	2.3%	—	3.2%
LPD	$32,793	$33,396	$(603)	(1.8%)	2.0%	—	(3.8%)
United States	4,956	4,579	377	8.2%	—	—	8.2%
International	27,837	28,817	(980)	(3.4%)	2.3%	—	(5.7%)
Other	$5,756	$7,326	$(1,570)	(21.4%)	—	—	(21.4%)
Total Company	$901,601	$828,568	$73,033	8.8%	1.0%	—	7.8%
United States	576,361	536,936	39,425	7.3%	—	—	7.3%
International	325,240	291,632	33,608	11.5%	2.8%	—	8.7%
	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2023	2022	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$712,089	$642,748	$69,341	10.8%	1.0%	—	9.8%
IDEXX VetLab consumables	297,370	261,164	36,206	13.9%	1.4%	—	12.5%
Rapid assay products	77,560	71,125	6,435	9.0%	0.5%	—	8.5%
Reference laboratory diagnostic and consulting services	305,037	283,318	21,719	7.7%	0.8%	—	6.9%
CAG Diagnostics services and accessories	32,122	27,141	4,981	18.3%	1.3%	—	17.1%
CAG Diagnostics capital – instruments	38,151	38,926	(775)	(2.0%)	0.9%	—	(2.8%)
Veterinary software, services and diagnostic imaging systems:	71,025	66,858	4,167	6.2%	0.1%	—	6.1%
Recurring revenue	54,558	48,647	5,911	12.1%	0.2%	—	12.0%
Systems and hardware	16,467	18,211	(1,744)	(9.6%)	—	—	(9.5%)
Net CAG revenue	$821,265	$748,532	$72,733	9.7%	0.9%	—	8.8%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2023	2022	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$712,089	$642,748	$69,341	10.8%	1.0%	—	9.8%
United States	$470,900	$432,467	$38,433	8.9%	—	—	8.9%
International	$241,189	$210,281	$30,908	14.7%	3.1%	—	11.6%
[1] See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2023	2022	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$3,352,356	$3,058,793	$293,563	9.6%	(0.2%)	—	9.8%
United States	2,282,507	2,073,222	209,285	10.1%	—	—	10.1%
International	1,069,849	985,571	84,278	8.6%	(0.6%)	—	9.1%
Water	$168,149	$155,720	$12,429	8.0%	(0.3%)	1.1%	7.2%
United States	83,838	76,875	6,963	9.1%	—	0.5%	8.5%
International	84,311	78,845	5,466	6.9%	(0.6%)	1.6%	5.9%
LPD	$121,659	$122,607	$(948)	(0.8%)	—	—	(0.8%)
United States	18,961	16,633	2,328	14.0%	—	—	14.0%
International	102,698	105,974	(3,276)	(3.1%)	0.1%	—	(3.1%)
Other	$18,789	$30,204	$(11,415)	(37.8%)	—	—	(37.8%)
Total Company	$3,660,953	$3,367,324	$293,629	8.7%	(0.2%)	0.1%	8.8%
United States	2,391,427	2,182,959	208,468	9.5%	—	—	9.5%
International	1,269,526	1,184,365	85,161	7.2%	(0.5%)	0.1%	7.6%
	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2023	2022	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$2,935,425	$2,660,280	$275,145	10.3%	(0.2%)	—	10.5%
IDEXX VetLab consumables	1,188,261	1,057,236	131,025	12.4%	(0.3%)	—	12.7%
Rapid assay products	344,494	313,667	30,827	9.8%	(0.2%)	—	10.0%
Reference laboratory diagnostic and consulting services	1,278,617	1,178,113	100,504	8.5%	(0.1%)	—	8.6%
CAG Diagnostics services and accessories	124,053	111,264	12,789	11.5%	(0.3%)	—	11.8%
CAG Diagnostics capital – instruments	137,603	147,326	(9,723)	(6.6%)	(0.1%)	—	(6.5%)
Veterinary software, services and diagnostic imaging systems	279,328	251,187	28,141	11.2%	(0.2%)	—	11.4%
Recurring revenue	214,597	180,973	33,624	18.6%	(0.2%)	—	18.8%
Systems and hardware	64,731	70,214	(5,483)	(7.8%)	(0.2%)	—	(7.6%)
Net CAG revenue	$3,352,356	$3,058,793	$293,563	9.6%	(0.2%)	—	9.8%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2023	2022	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$2,935,425	$2,660,280	$275,145	10.3%	(0.2%)	—	10.5%
United States	$1,976,737	$1,784,406	$192,331	10.8%	—	—	10.8%
International	$958,688	$875,874	$82,814	9.5%	(0.6%)	—	10.0%
[1] See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		December 31,	December 31,
		2023	2022
Assets:	Current Assets:
	Cash and cash equivalents	$453,932	$112,546
	Accounts receivable, net	457,445	400,619
	Inventories	380,282	367,823
	Other current assets	203,595	220,489
	Total current assets	1,495,254	1,101,477
	Property and equipment, net	702,177	649,474
	Other long-term assets, net	1,062,494	995,814
	Total assets	$3,259,925	$2,746,765
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$110,643	$110,221
	Accrued liabilities	478,712	433,662
	Credit facility	250,000	579,000
	Current portion of long-term debt	74,997	74,982
	Deferred revenue	37,195	37,938
	Total current liabilities	951,547	1,235,803
	Long-term debt, net of current portion	622,883	694,387
	Other long-term liabilities, net	200,965	207,838
	Total long-term liabilities	823,848	902,225
	Total stockholders' equity	1,484,530	608,737
	Total liabilities and stockholders' equity	$3,259,925	$2,746,765
IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information (Unaudited)
		December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Selected Balance Sheet Information:	Days sales outstanding [1]	46.1	45.6	43.9	42.9	43.4
	Inventory turns [2]	1.3	1.3	1.3	1.3	1.3

[1] Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2] Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2023	2022
Operating:	Cash Flows from Operating Activities:
	Net income	$845,042	$679,089
	Non-cash charges	133,897	137,425
	Changes in assets and liabilities	(72,429)	(273,530)
	Net cash provided by operating activities	906,510	542,984
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(133,631)	(148,838)
	Acquisitions of businesses, intangible assets and equity investment, net of cash acquired	—	(46,512)
	Proceeds from net investment hedges	8,377	—
	Net cash used by investing activities	(125,254)	(195,350)
Financing:	Cash Flows from Financing Activities:
	(Repayments) borrowings on credit facilities, net	(329,000)	505,500
	Payments of senior debt	(75,000)	(75,000)
	Debt issuance costs	—	(435)
	Payment of acquisition-related contingent considerations and holdbacks	(3,135)	(6,431)
	Repurchases of common stock	(71,920)	(819,711)
	Proceeds from exercises of stock options and employee stock purchase plans	47,034	35,747
	Shares withheld for statutory tax withholding payments on restricted stock	(9,975)	(10,606)
	Net cash used by financing activities	(441,996)	(370,936)
	Net effect of changes in exchange rates on cash	2,126	(8,606)
	Net change in cash and cash equivalents	341,386	(31,908)
	Cash and cash equivalents, beginning of period	112,546	144,454
	Cash and cash equivalents, end of period	$453,932	$112,546
IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2023	2022
Free Cash Flow:	Net cash provided by operating activities	$906,510	$542,984
	Investing cash flows attributable to purchases of property and equipment	(133,631)	(148,838)
	Free cash flow [1]	$772,879	$394,146

[1] See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC")
Amounts in thousands (Unaudited)
Numerator	For the Year Ended December 31, 2023
Income from operations (as reported)	$1,097,128
After-tax income from operations [1]	$873,672

Denominator	As of December 31, 2023	As of December 31, 2022
Total shareholders’ equity	$1,484,530	$608,737
Credit facility	250,000	579,000
Long-term debt, current portion	74,997	74,982
Long-term debt, net of current portion	622,883	694,387
Deferred income tax assets	(107,364)	(55,215)
Deferred income tax liabilities	7,235	8,150
Total invested capital	$2,332,281	$1,910,041
Less cash and cash equivalents	453,932	112,546
Total invested capital, excluding cash and investments	$1,878,349	$1,797,495
Average invested capital, excluding cash and investments [2]	$1,837,922
After-tax return on invested capital, excluding cash and investments	47.5%

[1] After-tax income from operations represents income from operations reduced by our reported effective tax rate.
[2] Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments.
IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Shares repurchased in the open market	90	199	155	1,963
Shares acquired through employee surrender for statutory tax withholding	—	—	20	21
Total shares repurchased	90	199	175	1,984

Cost of shares repurchased in the open market	$37,569	$68,281	$72,639	$810,942
Cost of shares for employee surrenders	67	54	9,974	10,606
Total cost of shares	$37,636	$68,335	$82,613	$821,548

Average cost per share – open market repurchases	$419.72	$342.35	$468.84	$413.12
Average cost per share – employee surrenders	$482.60	$439.17	$503.28	$501.89
Average cost per share – total	$419.82	$342.41	$472.74	$414.06

Contacts

John Ravis, Investor Relations, 1-207-556-8155